Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Angkor Wat Minerals Ltd.

We have audited the accompanying balance sheets of Angkor Wat Minerals Ltd. (the “Company”), an exploration stage company, as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2007 and for the periods from June 26, 2006 (inception) through December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Angkor Wat Minerals Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year ended December 31, 2007 and for the period from June 26, 2006 (inception) through December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2008 raise substantial doubt about its ability to continue as a going concern. The 2007 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas

August 4, 2008

ANGKOR WAT MINERALS LTD.
(An Exploration Stage Company)
Balance Sheets
($ in thousands except share data and loss per share)

	December 31,	December 31,
	2007	2006

Assets
Current assets
Cash and cash equivalents	$ 37	$ 20
Total current assets	37	20

Property and equipment, net	144	4
Mineral properties	200	194
Other assets	26	6
Total assets	$ 407	$ 224

Liabilities
Current liabilities
Accounts payable	$ -	$ -
Total current liabilities	-	-

Total liabilities	-	-

Stockholders' equity
Common stock, $5.00 par value per share
1,000 share authorized,
1,000 issued and outstanding	5	5
Additional paid in capital	849	473
Accumulated deficit	(447)	(254)
Total stockholders equity	407	224

Total liabilities and stockholders' equity	$ 407	$ 224

The accompanying notes are an integral part of these financial statements.

ANGKOR WAT MINERALS LTD.
(An Exploration Stage Company)
Statements of Operations
For the year ended December 31, 2007 and
periods from June 26, 2006 (Inception) through December 31, 2006 and 2007
($ in thousands except share data and loss per share)

	Year ended	Inception through	Inception through
	December 31,	December 31,	December 31,
	2007	2006	2007

Total revenue	$ -	$ -	$ -

Cost of revenue	-	-	-

Gross profit	-	-	-

Selling general and administrative	193	254	447
Total operating expenses	193	254	447

Operating loss	(193)	(254)	(447)

Net loss	$ (193)	$ (254)	$ (447)

Net loss per share:
Basic and diluted	$ (193)	$ (254)

Weighted average shares outstanding
Basic and diluted	1,000	1,000

The accompanying notes are an integral part of these financial statements.

ANGKOR WAT MINERALS LTD.
(An Exploration Stage Company)
Statements of Shareholders' Equity
Periods from June 26, 2006 (Inception) through December 31, 2007
($ in thousands)

				Deficit
			Additional	Accumulated
			Paid	During	Total
	Common	Common	in	Exploration	Shareholders'
	Shares	Stock	Capital	Stage	Equity

Issuance of common shares for cash	1	$ 5	$ -	$ -	$ 5
Contributed capital from shareholders
and related third party	-	-	473	-	473
Net loss	-	-	-	(254)	254)
Balance, December 31, 2006	1	5	473	(254)	224

Contributed capital from shareholders
and related third party	-	-	376	-	376
Net loss	-	-	-	(193)	(193)
Balance, December 31, 2007	1	$ 5	$ 849	$ (447)	$ 407

The accompanying notes are an integral part of these financial statements.

ANGKOR WAT MINERALS LTD.
(An Exploration Stage Company)
Statements of Cash Flows
For the year ended December 31, 2007 and
periods from June 26, 2006 (Inception) through December 31, 2006 and 2007
($ in thousands)

	Year ended	Inception through	Inception through
	December 31,	December 31,	December 31,
	2007	2006	2007

Cash flows from operating activities:
Net loss	$ (193)	$ (254)	$ (447)

Adjustments to reconcile net loss to cash used by operating activitites
Depreciation	19	-	19
Total cash flow used in operating activities	(174)	(254)	(428)

Cash flows from investing activities:
Purchases of mineral properties	(6)	(194)	(200)
Purchases of other assets	(20)	(6)	(26)
Purchases of property and equipment	(159)	(4)	(163)
Total cash flow used in investing activities	(185)	(204)	(389)

Cash flows from financing activities:
Proceeds from sale of stock	-	5	5
Net borrowings/subordinated debt	376	473	849
Total cash flow provided by financing activities	376	478	854

Effect of exchange rate changes	-	-	-

Net change in cash and cash equivalents	17	20	37

Cash and cash equivalents, beginning of period	20	-	-

Cash and cash equivalents, end of period	$ 37	$ 20	$ 37

Supplemental cash flows information:
Cash paid in interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

ANGKOR WAT MINERALS LTD.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 1.

ORGANIZATION AND BASIS OF PRESENTATION

Organization

Angkor Wat Minerals Ltd. (the “Company”) was incorporated in Cambodia on June 26, 2006 as a junior exploration company which has identified a portfolio of precious metals tenements in Cambodia and its border countries with opportunities for exploitation.

Authorized capital of the Company is 20,000,000 riels (twenty million riels or US $5,000) divided into 1,000 shares of stock with each share having a value of 20,000 riels or US $5.

The 1,000 shares of stock are held by the Company's three (3) directors and shareholders.

To ensure adequate working capital funds are available for solvency and business development, the directors/shareholders and a related third party agreed to provide loan funds as and when required by the Company initially limited to US $900,000.

The loan providers have agreed that the loans be subordinated and treated by the Company as contributions to capital.

Basis of Presentation and Accounting Policies

The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying financial statements of the Company contain all adjustments necessary to present fairly, in all material respects the Company's financial position as of December 31, 2007 and 2006 together with results of operations and cash flows for the years then ended.

All such adjustments are deemed to be of a normal recurring nature.

NOTE 2.

SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of the Company for the years ended December 31, 2007 and 2006.

There are no subsidiaries of the Company.

Revenue Recognition

The Company will recognize revenue when it is earned.  To date, the Company has not earned any revenue.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

At December 31, 2007 and 2006, cash and cash equivalents included cash on hand and cash in the bank.

Accounts Receivable

The Company is required to estimate the collectability of its accounts receivable and to provide for doubtful debts based upon management’s assessment of specific customers.

As of December 31, 2007 and 2006, the Company had "nil" receivables.

Inventories

As of December 31, 2007 and 2006, the Company had "nil" inventories.

Property and Equipment

Property and equipment are stated at cost with depreciation and amortization provided using the straight line method over the assets useful life.

Lives of the respective assets of the Company range from 3 to 10 years as follows:

—

Furniture & Fittings

10 years

—

Mining Machinery & Equipment

6-7 years

—

Motor Vehicles

5 years

—

Office computers, printers etc

3 years

—

Mobile phones and modems

3 years

Foreign Currency Translation

The Company has adopted the United States dollar as its reporting currency for its financial statements prepared from inception on June 26, 2006, as the United States dollar is the currency of the primary economic environment in which the Company conducts business.

It is therefore considered the appropriate functional currency for the Company’s operations.

Income Tax Policy

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Implementation of SFAS 109 did not have a material cumulative effect on prior periods nor did it result in a change to the current year's provision.

Valuation of Long-lived assets

Statement of Financial Accounting Standards (“SFAS”) No.144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated undiscounted future cash flows attributable to such assets.

It requires that those long-lived assets to be disposed of by sale are to be measured at the lower of carrying amount or fair value less cost of sale whether reported in continuing operations or in discounted operations.

In accordance with the provisions of SFAS No.144, management of the Company reviews the carrying value of its mineral properties on a regular basis. Estimated undiscounted future cash flow from the mineral properties is compared with the current carrying value in order to determine if an impairment exists.

Reductions to the carrying value, if necessary, are recorded to the extent the net book value of the property exceeds the estimate of future discounted cash value or liquidation value.

For the years ended December 31, 2007 and 2006, management determined no amendments were required.

Mineral Properties

Mineral properties includes the cost of advanced minimum royalty payments, the cost of capitalized property leases, and the cost of property acquired either by cash payment, the issuance of term debt or common shares.

Expenditures for exploration on specific properties with no proven reserves are written off as incurred. Mineral property costs will be amortized against future revenues or charged to operations at the time the related property is determined to have an impairment in value.

Exploration and Development Expenditure

Exploration and development expenditures are expensed as incurred. Once a mineral reserve has been established, all future development costs will be capitalized and charged to operations on a unit-of-production method basis on estimated recoverable reserves.

Loss Per Share

The Company computes and discloses loss per share in accordance with SFAS No. 128 “Earnings per Share” which requires dual presentation of basic loss per share and diluted loss per share on the face of all income statements presented for all entities with complex capital structures.

Basic loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period.

Diluted loss per share reflects the potential dilution that could occur from common shares being issued through stock options and warrants.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Estimates have been made by management in the area of recoverability of mineral properties over which licenses are held where actual results could differ from these estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the Balance sheets for cash and cash equivalents, receivables and accounts payable approximates fair value because of the immediate or short term maturity of these financial instruments.

NOTE 3.

FINANCIAL CONDITION AND ABILITY TO CONTINUE AS A GOING CONCERN

The Company has had no revenues from operations since inception and has a deficit of approximately $447,000 accumulated during the current exploration stage of the Company.

The financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has not generated revenues and has accumulated losses of approximately $447,000 since inception and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to achieve its operating objectives, confirmation of the Company’s interests in the underlying properties and the attainment of profitable operations. Management cannot provide assurances that such plans will occur. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

NOTE 4.

PROPERTY AND EQUIPMENT

Property and equipment consists of:

	December 31, 2007	December 31, 2006
Mining equipment	$ 117,770	$ -
Office furniture & equipment	4,456	2,447
Fixtures & fittings	1,380	1,380
Motor vehicles	39,600	-
Total property and equipment	$ 163,206	$ 3,827
Less accumulated depreciation	(19,687)	(189)
Property and equipment, net	$ 143,519	$ 3,638

NOTE 5.

OTHER ASSETS

The Company has one deposit $25,000 with the Cambodian Mekong Bank Public Limited against which the bank issued bank guarantees to the Ministry of Industry, Mines and Energy totaling $25,000.

The Company has no access (restricted cash investment) to the $25,000 on deposit until such time as any claims against the guarantees are satisfied, with the guarantee becoming null and void and returned to the bank for cancellation.

NOTE 6.

INCOME TAXES

The effective tax rate for the Company is reconcilable to statutory tax rates as follows:

	December 31, 2007	December 31, 2006
U.S. Federal statutory tax rate	35%	35%
U.S. valuation difference	(35%)	(35%)
Effective U.S. tax rate	-	-
Foreign tax valuation	-	-
Effective tax rate	-	-

Income tax expense (benefit) attributable to income from continuing operations differed from the amounts computed by applying the U.S. Federal income tax of 35% to pretax income from continuing operations as a result of the following (in thousands):

	December 31, 2007	December 31, 2006
Computed expected tax benefit	$ 68	$ 89
Increase in valuation allowance	(68)	(89)
Income tax expense	$ -	$ -

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2007 and 2006, are presented below (in thousands):

	December 31, 2007	December 31, 2006
Deferred tax assets:
Net operating loss carry forwards	$ 157	$ 89
Less valuation allowance	(157)	(89)
Net deferred tax assets	$ -	$ -

Management has determined that a valuation allowance of approximately, $157,000 at December 31, 2007 is necessary to reduce the deferred tax assets to the amount that will more than likely than not be realized. The change in valuation allowance for 2007 was approximately $157,000. As of December 31, 2007, the Company has a net operating loss carry-forward of $157,000, which is available to offset future federal taxable income, if any, with expiration beginning 2012 and ending 2013.

The Company has no tax liabilities, no disputes and has made no provision for taxes. Furthermore, the Company has no tax years under examination.

The financial statements of the Company do not reflect the potential effect on future income taxes of the application of these losses.

NOTE 7.

COMMITMENTS AND CONTINGENCIES

The Company had a 12-month lease agreement dated November 16, 2006 at the rate of $1,200 per month housing the Company's office.

Following expiration of the lease, the Company agreed to rent the premises at the current rate on a month-by-month basis.  This provided the Company with the flexibility to move to more conveniently located premises when the need arises.

The office lease expense for the period ended December 31, 2006 was $5,270, and for the period ended December 31, 2007 was $14,400.

As at December 31, 2007, the Company has provided performance bank guarantees to the Ministry of Industry, Mines and Energy totaling $25,000 to meet its tenement obligations.

NOTE 8.

CAPITAL

Common Shares

In June 2006, the Company issued 1,000 common shares at $5 per share for total proceeds of $5,000.

Additional Paid in Capital

Shareholders and a related third party contributed capital to the Company totaling $849,118 and $472,756 as at December 31, 2007 and December 31, 2006, respectively.

The proceeds from the contributions were used to procure office and mining equipment together with motor vehicles, and to effect payments to the Ministry of Industry, Mines and Energy for the exploration of metallic minerals. Payments to the Ministry were for Memoranda of Understanding and Exploration Licenses together with performance guarantees which were provided by the Cambodian Mekong Bank against the Company’s cash funds on deposit (restricted until any claims are satisfied and the bank guarantees are returned to the bank for cancellation).

The providers of the contributed funds formally agreed to the Company treating in its financial statements, the contributions as capital.

At December 31, 2007, the Company had “Nil” stock options, warrants, convertible notes or stock based compensation amounts outstanding.

NOTE 9.

SUBSEQUENT EVENTS

On May 31, 2008 the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Elray Resources, Inc. (ELRA:OB) (“Elray”), whereby Elray agreed to purchase all the issued and outstanding equity securities of the Company in exchange for 30,000,000 common shares of Elray. Under the Share Exchange Agreement, the closing date of the share exchange transaction was to be July 15, 2008. By mutual agreement of the parties to the Share Exchange Agreement, the closing date of the share exchange transaction was extended to August 12, 2008.